NXP Semiconductors Reports Third Quarter 2026 Results
Announces $5 Billion Increase in Share Repurchase Authorization

EINDHOVEN, The Netherlands, October 27, 2026 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter, which ended September 27, 2026. “NXP delivered third-quarter revenue of $3.8 billion, up 19 percent year-on-year and 8 percent sequentially. Our performance was driven by accelerating contributions from our company-specific growth drivers in automotive and industrial as well as continued momentum in data center infrastructure. Strong profitability leading to free cash flow generation enables NXP to invest in innovative solutions and expand manufacturing capabilities that support our long-term growth objectives, while continuing to return capital to shareholders through our newly announced $5 billion share repurchase authorization. Looking ahead, we see significant opportunities as software-defined vehicles drive increasing demand for our next-generation solutions, while data center infrastructure and Trusted Physical AI applications create new vectors for long-term growth,” said Rafael Sotomayor, NXP President and Chief Executive Officer.

Key Highlights for the Third Quarter 2026:
•Revenue was $3.79 billion, up 19 percent year-on-year;
•GAAP gross margin was 57.8 percent, GAAP operating margin was 32.4 percent and GAAP diluted Net Income per Share was $3.48;
•Non-GAAP gross margin was 58.6 percent, non-GAAP operating margin was 37.1 percent, and non-GAAP diluted Net Income per Share was $4.20;
•Cash flow from operations was $1.26 billion, with net capex investments of $50 million, resulting in non-GAAP free cash flow of $1.21 billion or 31.9 percent of revenue;
•Capital return during the quarter was $359 million, representing 29.8 percent of third quarter non-GAAP free cash flow. Dividends paid during the quarter were $256 million, and share buybacks were $103 million;
•On August 4, 2026, NXP announced that its Trimension™ Ultra-Wideband (UWB) ranging and radar solutions will be deployed by the BMW Group across its fleet, starting with selected 2026 vehicle programs;
•On August 12, 2026, NXP broke ground on its assembly and test site expansion in Malaysia;
•On September 28, 2026, VSMC, the joint venture between Vanguard International Semiconductor Corporation (VIS) and NXP Semiconductors N.V., marked the grand opening of its first 300mm fab in Singapore; and
•The NXP Board of Directors, in October after quarter end, authorized a $5 billion share repurchase program in addition to the $1.3 billion remaining under the prior authorization.

Summary of Reported Third Quarter 2026 ($ millions, unaudited) (1)

	Q3 2026	Q2 2026	Q3 2025	Q - Q	Y - Y
Total Revenue	$3,786	$3,496	$3,173	8%	19%
GAAP Gross Profit	$2,189	$2,002	$1,787	9%	22%
Gross Profit Adjustments (i)	$(28)	$(26)	$(23)
Non-GAAP Gross Profit	$2,217	$2,028	$1,810	9%	22%
GAAP Gross Margin	57.8%	57.3%	56.3%
Non-GAAP Gross Margin	58.6%	58.0%	57.0%
GAAP Operating Income (Loss)	$1,228	$1,071	$893	15%	38%
Operating Income Adjustments (i)	$(178)	$(157)	$(178)
Non-GAAP Operating Income	$1,406	$1,228	$1,071	14%	31%
GAAP Operating Margin	32.4%	30.6%	28.1%
Non-GAAP Operating Margin	37.1%	35.1%	33.8%
GAAP Net Income (Loss) attributable to Stockholders	$884	$767	$631	15%	40%
Net Income Adjustments (i)	$(181)	$(151)	$(159)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$1,065	$918	$790	16%	35%
GAAP diluted Net Income (Loss) per Share (ii)	$3.48	$3.02	$2.48	15%	40%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$4.20	$3.61	$3.11	16%	35%

Additional information
	Q3 2026	Q2 2026	Q3 2025	Q - Q	Y - Y
Automotive	$2,070	$1,938	$1,837	7%	13%
Industrial & IoT	$802	$755	$579	6%	39%
Mobile	$411	$351	$430	17%	-4%
Comm. Infra. & Other	$503	$452	$327	11%	54%
DIO	148	156	161
DPO	62	60	58
DSO	30	33	31
Cash Conversion Cycle	116	129	134
Channel Inventory (weeks)	11	11	9
Gross Financial Leverage (iii)	2.0x	2.1x	2.6x
Net Financial Leverage (iv)	1.3x	1.5x	1.8x

1.Additional Information for the Third Quarter 2026:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Fourth Quarter 2026: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,750	$3,850	$3,950		$3,750	$3,850	$3,950
Q-Q	-1%	2%	4%		-1%	2%	4%
Y-Y	12%	15%	18%		12%	15%	18%
Gross Profit	$2,160	$2,238	$2,317	$(35)	$2,195	$2,273	$2,352
Gross Margin	57.6%	58.1%	58.7%		58.5%	59.0%	59.5%
Operating Income (loss)	$1,167	$1,235	$1,304	$(207)	$1,374	$1,442	$1,511
Operating Margin	31.1%	32.1%	33.0%		36.6%	37.5%	38.3%
Financial Income (expense)	$(89)	$(89)	$(89)	$(10)	$(79)	$(79)	$(79)
Tax rate	18.6%-19.6%				17.0%-18.0%
Equity-accounted investees	$(6)	$(6)	$(6)	$(1)	$(5)	$(5)	$(5)
Non-controlling interests	$(14)	$(14)	$(14)		$(14)	$(14)	$(14)
Shares - diluted	253.8	253.8	253.8		253.8	253.8	253.8
Earnings Per Share - diluted	$3.36	$3.57	$3.79		$4.14	$4.36	$4.58

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(4) million; Share-based Compensation, $(15) million; Other Incidentals, $(16) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(35) million; Share-based Compensation, $(132) million; Restructuring and Other Incidentals, $(40) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(10) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(1) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Other income, (vi) Operating income (loss), (vii) Operating margin, (viii) Financial Income (expense), (ix) Income tax benefit (provision), (x) Results relating to foundry equity-accounted investees, (xi) Net income (loss) attributable to stockholders, (xii) Earnings per Share - Diluted, (xiii) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xiv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, October 27, 2026 at 4:30 p.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2026 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.27 billion in 2025. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East including the ongoing military conflict involving Iran and the resulting disruption to energy markets, industrial gas supplies and global logistical routes, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

Mike Lucarelli
mike.lucarelli@nxp.com
+1 617 943 6892

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025

Revenue	$3,786	$3,496	$3,173
Cost of revenue	(1,597)	(1,494)	(1,386)
Gross profit	2,189	2,002	1,787
Research and development	(615)	(604)	(575)
Selling, general and administrative	(313)	(291)	(286)
Amortization of acquisition-related intangible assets	(30)	(31)	(31)
Total operating expenses	(958)	(926)	(892)
Other income (expense)	(3)	(5)	(2)
Operating income (loss)	1,228	1,071	893
Financial income (expense):
Other financial income (expense)	(97)	(97)	(98)
Income (loss) before income taxes	1,131	974	795
Benefit (provision) for income taxes	(228)	(189)	(148)
Results relating to equity-accounted investees	(4)	(3)	(1)
Net income (loss)	899	782	646
Less: Net income (loss) attributable to non-controlling interests	15	15	15
Net income (loss) attributable to stockholders	884	767	631

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$3.51	$3.04	$2.50
Diluted	$3.48	$3.02	$2.48

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,123	252,415	252,170
Diluted	253,831	254,021	254,310

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	September 27, 2026	June 28, 2026	September 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,943	$3,222	$3,454
Short-term deposits	—	—	500
Accounts receivable, net	1,260	1,274	1,095
Assets held for sale	92	92	292
Inventories, net	2,596	2,557	2,452
Other current assets	544	539	716
Total current assets	8,435	7,684	8,509

Non-current assets:
Deferred tax assets	1,297	1,242	1,313
Other non-current assets	3,432	3,195	2,186
Property, plant and equipment, net	2,803	2,835	3,086
Identified intangible assets, net	1,381	1,441	1,139
Goodwill	10,259	10,268	10,121
Total non-current assets	19,172	18,981	17,845

Total assets	27,607	26,665	26,354

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,089	984	886
Restructuring liabilities-current	83	111	49
Other current liabilities	1,799	1,672	1,384
Short-term debt	999	999	1,264
Total current liabilities	3,970	3,766	3,583

Non-current liabilities:
Long-term debt	9,979	9,977	10,971
Restructuring liabilities	65	65	60
Other non-current liabilities	1,128	1,096	1,313
Total non-current liabilities	11,172	11,138	12,344

Non-controlling interests	377	362	382
Stockholders’ equity	12,088	11,399	10,045
Total equity	12,465	11,761	10,427

Total liabilities and equity	27,607	26,665	26,354

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025
Cash flows from operating activities:
Net income (loss)	$899	$782	$646
Cash flows provided by (used for) operating activities:
Depreciation and amortization	192	184	201
Share-based compensation	114	105	118
Amortization of discount (premium) on debt, net	1	—	1
Amortization of debt issuance costs	1	2	2
Net (gain) loss on sale of assets	—	—	(1)
Results relating to equity-accounted investees	4	3	1
(Gain) loss on equity securities, net	2	1	(1)
Deferred tax expense (benefit)	(43)	(13)	(8)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	11	14	54
(Increase) decrease in inventories	(39)	(34)	(96)
Increase (decrease) in accounts payable and other liabilities	196	(136)	(219)
(Increase) decrease in other non-current assets	(97)	(48)	(123)
Exchange differences	11	3	8
Other items	4	(3)	2
Net cash provided by (used for) operating activities	1,256	860	585

Cash flows from investing activities:
Purchase of identified intangible assets	(36)	(37)	(23)
Capital expenditures on property, plant and equipment	(51)	(69)	(77)
Proceeds from the disposals of property, plant and equipment	1	—	1
Purchase of interests in businesses, net of cash acquired	—	—	(11)
Advance proceeds related to business disposition	34	—	—
Investment in short-term deposits	0	—	(500)
Purchase of investments	(124)	(132)	(173)
Proceeds from the sale of investments	(1)	1	—
Net cash provided by (used for) investing activities	(177)	(237)	(783)

Cash flows from financing activities:
Repurchase of long-term debt	—	(750)	—
Proceeds from the issuance of long-term debt	—	—	1,498
Cash paid for debt issuance costs	—	—	(8)
Proceeds from the issuance of commercial paper notes	—	—	215
Repayment of commercial paper notes	—	—	(950)
Dividends paid to non-controlling interests	(30)	—	—
Dividends paid to common stockholders	(256)	(256)	(256)
Proceeds from issuance of common stock through stock plans	34	1	38
Purchase of treasury shares and restricted stock unit withholdings	(103)	(104)	(54)
Other, net	—	—	(1)
Net cash provided by (used for) financing activities	(355)	(1,109)	482

Effect of changes in exchange rates on cash positions	(3)	—	—
Increase (decrease) in cash and cash equivalents	721	(486)	284
Cash and cash equivalents at beginning of period	3,222	3,708	3,170
Cash and cash equivalents at end of period	3,943	3,222	3,454

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025
GAAP Gross Profit	$2,189	$2,002	$1,787
PPA Effects	(6)	(5)	(6)
Restructuring	9	—	—
Share-based compensation	(14)	(12)	(15)
Other incidentals	(17)	(9)	(2)
Non-GAAP Gross Profit	$2,217	$2,028	$1,810

GAAP Research and development	$(615)	$(604)	$(575)
Restructuring	(3)	4	(1)
Share-based compensation	(53)	(54)	(57)
Other incidentals	(2)	(4)	(2)
Non-GAAP Research and development	$(557)	$(550)	$(515)

GAAP Selling, general and administrative	$(313)	$(291)	$(286)
PPA effects	—	—	(1)
Restructuring	(1)	4	(2)
Share-based compensation	(47)	(39)	(46)
Other incidentals	(12)	(12)	(14)
Non-GAAP Selling, general and administrative	$(253)	$(244)	$(223)

GAAP Other income (expense)	$(3)	$(5)	$(2)
Other incidentals	(2)	1	(1)
Non-GAAP Other income (expense)	$(1)	$(6)	$(1)

GAAP Operating income (loss)	$1,228	$1,071	$893
PPA effects	(36)	(36)	(38)
Restructuring	5	8	(3)
Share-based compensation	(114)	(105)	(118)
Other incidentals	(33)	(24)	(19)
Non-GAAP Operating income (loss)	$1,406	$1,228	$1,071

GAAP Financial income (expense)	$(97)	$(97)	$(98)
Foreign exchange gain (loss)	(9)	(5)	(6)
Other financial income (expense)	(3)	(5)	(1)
Non-GAAP Financial income (expense)	$(85)	$(87)	$(91)

GAAP Income tax benefit (provision)	$(228)	$(189)	$(148)
Income tax effect	9	16	25
Non-GAAP Income tax benefit (provision)	$(237)	$(205)	$(173)

($ in millions except share data)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025

GAAP Results relating to equity-accounted investees	$(4)	$(3)	$(1)
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	1
Non-GAAP Results relating to equity-accounted investees	$(4)	$(3)	$(2)

GAAP Net income (loss)	$899	$782	$646
Less: Net income (loss) attributable to non-controlling interest	15	15	15
GAAP Net income (loss) attributable to stockholders	$884	$767	$631

GAAP Net income (loss) attributable to stockholders	$884	$767	$631
PPA Effects	(36)	(36)	(38)
Restructuring	5	8	(3)
Share-based compensation	(114)	(105)	(118)
Other incidentals	(33)	(24)	(19)
Other adjustments:
Adjustments to financial income (expense)	(12)	(10)	(7)
Income tax effect	9	16	25
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	1
Non-GAAP Net income (loss) attributable to stockholders	$1,065	$918	$790

GAAP net income (loss) per common share attributable to stockholders - diluted	$3.48	$3.02	$2.48
PPA Effects	(0.14)	(0.14)	(0.15)
Restructuring	0.02	0.03	(0.01)
Share-based compensation	(0.45)	(0.41)	(0.47)
Other incidentals	(0.14)	(0.09)	(0.08)
Other adjustments:
Adjustments to financial income (expense)	(0.05)	(0.04)	(0.02)
Income tax effect	0.04	0.06	0.10
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	—	—
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$4.20	$3.61	$3.11

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025
GAAP Net income (loss)	$899	$782	$646
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	97	97	98
(Benefit) provision for income taxes	228	189	148
Depreciation and impairment	123	114	132
Amortization	69	70	69
EBITDA (Non-GAAP)	$1,416	$1,252	$1,093
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	—	—	(1)
Restructuring	(5)	(8)	3
Share-based compensation	114	105	118
Other incidental items[2]	22	20	19
Adjusted EBITDA (Non-GAAP)	$1,547	$1,369	$1,232
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,421	$5,106	$4,648

Additional Information:
1.Refer to Table 4 above for further information regarding the results relating to equity-accounted investees.
2. Excluding depreciation and impairment or amortization relating to:
–other incidental items	11	4	—

($ in millions)	Three months ended
	September 27, 2026	June 28, 2026	September 28, 2025
Net cash provided by (used for) operating activities	$1,256	$860	$585
Net capital expenditures on property, plant and equipment	(50)	(69)	(76)
Non-GAAP free cash flow	$1,206	$791	$509
Trailing twelve month non-GAAP free cash flow	$3,504	$2,807	$1,924
Trailing twelve month non-GAAP free cash flow as percent of Revenue	25%	21%	16%